UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 31, 2016 (May 26, 2016)
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VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
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British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West, Laval, Quebec, Canada H7L 4A8
(Address of principal executive offices) (Zip Code)

(514) 744-6792
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

J. Michael Pearson Separation Agreement

Valeant Pharmaceuticals International, Inc. (the “Company”) and Mr. Pearson entered into a separation agreement dated May 26, 2016 (the “Separation Agreement”) in connection with his termination, effective as of May 2, 2016 (the “Termination Date”), as Chief Executive Officer of the Company.

Under the Separation Agreement, Mr. Pearson will provide consulting services to the Company through December 31, 2017 (the “Consulting Period”), subject to one-month renewal periods if mutually agreed upon by Mr. Pearson and the Company.  Mr. Pearson will receive $83,333 for each month (pro-rated for partial months) during the Consulting Period that services are performed through the end of 2016 and $15,000 for each month that services are performed for the remainder of the Consulting Period.  For a period of two years following the Termination Date, subject to Mr. Pearson executing and not revoking a general release of claims, the Company will also provide Mr. Pearson with office space and nonexclusive access to an executive administrative assistant and IT support. The Company may terminate the Consulting Period at any time prior to the second anniversary of the Termination Date, provided, however, that Mr. Pearson will receive any unpaid fees due to him for the remainder of the Consulting Period.

In addition, under the terms of the amended and restated employment agreement entered into with Mr. Pearson, effective as of January 7, 2015 (the “2015 Agreement”), subject to Mr. Pearson executing and not revoking a general release of claims, Mr. Pearson will be entitled to receive (i) a pro-rated annual bonus in respect of the 2016 fiscal year, (ii) a severance payment equal to $9 million and (iii) continued medical, dental and vision coverage for himself and his dependents at the rates applicable to active employees for a period of two years following the Termination Date.  Under the 2015 Agreement, Mr. Pearson will also be required to hold 1,000,000 of the common shares of the Company that he received in settlement of his equity awards for two years following the Termination Date.

The Separation Agreement also includes covenants addressing cooperation and mutual non-disparagement.  Mr. Pearson will also continue to be bound by covenants in the 2015 Agreement addressing confidentiality and prohibiting competition and solicitation of Company employees through the second anniversary of the Termination Date.

A copy of the Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1	Separation Agreement, dated as of May 26, 2016, between Valeant Pharmaceuticals International, Inc. and J. Michael Pearson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2016

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert Chai Onn
	Name:	Robert Chai-Onn
	Title:	Executive Vice President, General Counsel, Chief Legal Officer

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement, dated as of May 26, 2016, between Valeant Pharmaceuticals International, Inc. and J. Michael Pearson